                                                                   EXHIBIT 10.70


                             STOCK PLEDGE AGREEMENT


         THIS AGREEMENT made and entered into as of February 6, 1998 (the "AGREEMENT") by and between Extended Care Operators, a Delaware limited liability company and Oakhaven Senior Living, Inc., a California corporation (collectively, the "PLEDGOR"), Extended Care Operators of Ravenna, LLC, a Delaware limited liability company (the "LESSEE"), and BALANCED CARE CORPORATION, a Delaware corporation (the "SECURED PARTY").

                                   WITNESSETH:

         WHEREAS, Pledgor is the owner of the Equity Interests of Lessee, which Equity Interests represent 100% of the equity interests in the Lessee;

         WHEREAS, Pledgor and Secured Party have entered in to that certain Option Agreement dated as of February 6, 1998 (the "OPTION AGREEMENT") whereby, among other matters, Pledgor has granted Secured Party an Option to purchase all of Pledgor's right, title and interest in and to the Equity Interests on the terms and conditions provided therein;

         WHEREAS, Secured Party and Lessee have entered into that certain Shortfall Funding Agreement dated as of February 6, 1998 (the "SHORTFALL AGREEMENT") whereby, among other matters, Secured Party has agreed to fund certain Shortfalls by making loans to Lessee, as more fully provided in the Shortfall Agreement;

         WHEREAS, Pledgor being the Members of Lessee, shall receive a direct benefit from the consummation of the transaction evidenced by the Shortfall Agreement and other Transaction Documents; and

         WHEREAS, it is a condition precedent to the willingness of the Secured Party to enter into the Transaction Documents that Pledgor execute and deliver this Agreement in favor of the Secured Party; and

         WHEREAS, initially capitalized terms not defined herein shall have the meanings ascribed to such terms in Appendix 1 attached hereto, and the rules of interpretation in Appendix 1 shall be applicable to this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. STOCK PLEDGE. Pledgor hereby pledges, grants a security interest in, mortgages, assigns, transfers, delivers, sets over and confirms unto the Secured Party, its successors and assigns, all of Pledgor's right, title and interest in and to all Equity Interests owned by Pledgor (collectively, the "Pledged Interests"), and the certificates representing or evidencing the Pledged Interests, with stock powers attached duly endorsed in blank by Pledgor, receipt of which is


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acknowledged by the Secured Party, as security for Pledgor's complete payment and performance under the Option Agreement and all of the Obligations.

         2. REPRESENTATIONS AND WARRANTIES. The Pledgor and Lessee jointly and severally represent and warrant to the Secured Party that:

                  (i) except as provided herein, there are no restrictions upon the transfer of the Pledged Interests and that the Pledgor has good and valid title to the Pledged Interests free and clear of any liens, charges or encumbrances thereon or affecting tittle thereto;

                  (ii) each Pledgor (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware, (b) has the power and holds all licenses necessary to carry on its business as it is being conducted and (c) is duly qualified to transact business in each jurisdiction in which qualification is required and where failure to do so would have a material adverse effect on the business of the Pledgor;

                  (iii) the Lessee (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware, (b) has the power and holds all licenses necessary to carry on its business as it is being conducted and (c) is duly qualified to transact business in each jurisdiction in which qualification is required and where failure to do so would have a material adverse effect on the business of the Lessee;

                  (iv) no equity interests of the Lessee, other than the Pledged Interests are outstanding;

                  (v) except as set forth in the Option Agreement, there are no outstanding subscriptions, warrants, calls, options, rights, commitments, securities or agreements calling for the issuance of, or convertible or exchangeable into, any equity interests of the Lessee or for the issuance of any securities convertible or exchangeable, actually or contingently, into such equity interests;

                  (vi) each Pledgor and the Lessee have full power, authority and legal right and any approval required by law to enter into and carry out the terms, provisions and agreements hereof and to make the representations and warranties contained herein;

                  (vii) the execution, delivery and performance of this Agreement by each Pledgor and the Lessee and the delivery of the Pledged Interests to the Secured Party by each Pledgor do not contravene and will not result in the breach of any of the terms and provisions of, or constitute a default under, the charter documents of each Pledgor or the Lessee or any note, indenture, mortgage, deed of trust, other agreement, commitment, contract, or other instrument, obligation or restriction affecting the Pledgor, the Lessee or any property owned by either Pledgor or the Lessee, or violate any statute, ordinance, by-law, code, rule, ruling, regulation, restriction, order, judgment, decree, writ, judicial or administrative interpretation or injunction of any Governmental Authority having jurisdiction over either Pledgor, the Lessee or any property owned by the Pledgor or by the Lessee;


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                  (viii)   except as already obtained or filed, as the case may
be, no consent or approval or other authorization of, or exemption by, or declaration or filing with, any Entity or person and no waiver of any right by any Entity or person is required to authorize or permit, or is otherwise required as a condition to the delivery of the Pledged Interests to the Secured Party by the Pledgor, the execution and delivery of this Agreement by the Pledgor and/or the Lessee or any of the other Transaction Documents to which the Pledgor and/or the Lessee is a party to and the performance of their respective obligations thereunder or as a condition to the validity or enforceability of any of the same;

                  (ix) this Agreement and the delivery of the Pledged Interests to the Secured Party creates a duly perfected first and prior possessory security interest in the Pledged Interests; and

                  (x) this Agreement represents the legal, valid and binding obligation of the Pledgor and the Lessee enforceable against them in accordance with its terms.

         3. COVENANTS. Each Pledgor covenants that, until such time as the Obligations have been fully paid and performed, each Pledgor:

                  (i) except as set forth in the Option Agreement, shall not, directly or indirectly, sell, assign, exchange, convey, pledge, alienate, hypothecate, gift, devise or otherwise transfer or grant any option with respect to any of the Pledgor's rights to the Pledged Interests, whether voluntarily or by operation of law;

                  (ii) shall not, directly or indirectly, create or suffer to exist any lien, security interest or other charge or encumbrance against, in or with respect to any of the Pledged Interests, whether voluntarily or by operation of law, except for the pledge hereunder and the security interest created hereby;

                  (iii) shall warrant and defend to the Pledged Interests and the lien thereon conveyed to the Secured Party by this Agreement against the claims of all Persons;

                  (iv) shall pay, when due, all taxes and any other charges which may form the basis of a lien, claim or expense upon or in connection with the Pledged Interests or any interest therein;

                  (v) without limiting the covenants set forth above in clause (ii) of this Section 3, shall provide written notice to the Secured Party of all encumbrances of any kind or nature hereafter placed on the Pledged Interests, such notice to be delivered to the Secured Party within five (5) days of the occurrence of any such encumbrance; and

                  (vi) shall keep in effect its existence and rights as a limited liability company under the laws of the state of Delaware.

         Each Pledgor and the Lessee jointly and severally covenant that (a) they shall not either knowingly or negligently (with or without knowledge) take any action which would in any


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manner impair the value of any of the Pledged Interests; (b) shall not agree to a termination of, any supplement to or any amendment or modification of the charter documents of the Lessee and (c) no additional equity interests of the Lessee shall be issued, sold or otherwise disposed of by the Lessee after the date hereof other than to the Pledgor.

         4. PLEDGOR TO HOLD IN TRUST. Subsequent to the occurrence of any Event of Default, and regardless of whether the Secured Party makes any demand or request on each Pledgor, each Pledgor shall hold in trust for the Secured party any and all cash, checks, drafts, items, or other instruments or writings for the payment of money which may be received by either Pledgor as dividends or otherwise with respect to the Collateral, in precisely the form received. The Pledgor shall immediately upon request by the Secured Party endorse, transfer and deliver any and all such payments to the Secured Party for application against the Secured Obligations.

         5. RIGHTS AND REMEDIES ON DEFAULT. Upon the occurrence of an Event of Default, the Secured Party, in its sole discretion and without further notice or demand, may (i) declare the Secured Obligation to be immediately due and payable; (ii) proceed immediately to exercise any and all of a secured party's rights, powers and privileges with respect to the Collateral, including, without limitation, the right to sell or otherwise dispose of the Collateral or any part thereof in such manner as the Secured Party, in its sole discretion may choose, or (iii) exercise any other right or remedy not inconsistent with the foregoing which is available to the Secured Party under the UCC or otherwise available by agreement or under federal or state law.

         The Secured Party shall act as the authorized agent and attorney-in-fact of each Pledgor in disposing of the Collateral, and in that capacity it is authorized to take such action on behalf of the Pledgor as will further such a disposition, including, without limitation, any necessary endorsement or signature in its or the Pledgor's name. Each Pledgor expressly acknowledges that compliance with federal and state securities and other laws may limit the disposition of the Collateral by the Secured Party. No disposition of the Collateral by the Secured Party upon a default shall be deemed to be a breach of duty to the Pledgor or to be commercially unreasonable because a better sales price might have been attained through an alternative disposition, if the Secured Party in good faith has determined that the alternative disposition may constitute a violation of state or federal laws. Without limiting the generality of the foregoing, the Secured Party may at any sale of the Collateral restrict the prospective bidders or purchasers of the Collateral to persons who will represent and agree that they are purchasing the Collateral for their own account for investment, and not with a view to distribution or sale. Any purchaser at a sale conducted pursuant to the terms of this Agreement shall hold the property sold absolutely, free from any claim or right on the part of each Pledgor and each Pledgor hereby waives any right of redemption, stay or appraisal under present or future law. Each and every purchaser of any of the Collateral shall be vested with shareholder's rights provided by the stock purchased, including, without limitation, all voting and dividend rights. Each Pledgor agrees that the Secured Party may purchase the Collateral or any part thereof at any sale.

         6. APPLICATION OF PROCEEDS. No disposition of any of the Collateral shall extinguish any obligation of the Pledgor except to the extent that the net proceeds are applied


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
thereto, such proceeds to be applied first to the payment of all costs and expenses of disposition of the Collateral, and then toward payment of the Secured Obligations in such order of application as the Secured Party may from time to time elect, and any remaining balance paid to the Pledgor.

         7. MISCELLANEOUS. This Agreement and the construction and enforcement thereof shall be governed in all respects by the laws of the State of {Pennsylvania}. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.


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         IN WITNESS WHEREOF, the Pledgor and the Secured Party have caused this
Agreement to be duly executed and delivered under hand and seal, all as of the day and year first above written.


                                        BALANCED CARE CORPORATION



                                        By: /s/ Signature Illegible
                                           ------------------------------

                                        Its:
                                           ------------------------------


                                        EXTENDED CARE OPERATORS, LLC


                                        By: /s/ Signature Illegible
                                           ------------------------------

                                        Its:
                                           ------------------------------

                                        OAKHAVEN SENIOR LIVING, INC.


                                        By: /s/ Signature Illegible
                                           ------------------------------

                                        Its:
                                           ------------------------------

                                        EXTENDED CARE OPERATORS OF RAVENNA, LLC


                                        By: /s/ Signature Illegible
                                           ------------------------------

                                        Its:
                                           ------------------------------

        Schedule to Exhibit 10.70 filed pursuant to Instruction 2 to Item
                            601(a) of Regulation S-K

                             Stock Pledge Agreement

                        Location                          Entities
                       Harrisburg, PA           BCC at Harrisburg, Inc.;
                                                Extended Care Operators of Harrisburg LLC

                       Greensboro, NC           BCC at Greensboro, Inc.;
                                                Extended Care Operators of Greensboro LLC